CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Post-Effective Amendments to Registration Statement on Form S-1 of Allianz Life Variable Account B of our report dated April 10, 2019, relating to the statutory financial statements of Allianz Life Insurance Company of North America, which appear in such Registration Statement.  We also consent to the references to us under the headings "Financial Statements", “Auditor Update” and "Statutory Financial Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Minneapolis
April 15, 2019

Consent of Independent Auditors
The Board of Directors and Stockholder of Allianz Life Insurance Company of North America

We consent to the use of our report dated May 18th, 2018 on the statutory statements of admitted assets, liabilities, and capital and surplus of Allianz Life Insurance Company of North America as of December 31, 2017 and the related statutory statements of operations and capital and surplus, and cash flow for the years ended December 31, 2017 and 2016, incorporated by reference herein and to the references to our firm under the heading “Financial Statements” in the prospectus.
/s/(Signed) KPMG LLP
Minneapolis, Minnesota
April 15, 2019